Exhibit 10.49

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF

THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED

TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

AMMONIA PURCHASE AND SALE AGREEMENT

1. Effective Date	November 2, 2015
2. Buyer	Koch Fertilizer, LLC (“Buyer”)
3. Buyer Contact Information	Attention: Dion Mick Address: 4111 East 37th Street North, Wichita, Kansas 67220 Phone: 316-828-4694 Email: Dion.Mick@kochind.com
4. Seller	El Dorado Chemical Company (“Seller”)
5. Seller Contact Information

Attention:   Tony Shelby, Sr. Vice President and Anne Rendon, Vice President

Address:     16 S. Pennsylvania Ave., Oklahoma City, OK 73107

Phone:         405-235-4546

Email:          tshelby@lsbindustries.com and arendon@lsbindustries.com

6. Seller’s Facility

Seller is constructing an anhydrous ammonia production facility at Seller’s site in El Dorado, Arkansas, which facility and related equipment at the site shall meet or exceed the requirements set forth in Appendix I attached hereto and made a part of the Agreement (“Seller’s Facility”).  A portion of the Ammonia produced at Seller’s Facility will be used in the Downstream Facilities.

7. Term

The initial term of the Agreement shall commence on the Effective Date and shall terminate after three (3) Contract Years; provided, this Agreement shall automatically continue for one or more additional terms of one (1) Contract Year each unless terminated by either party by delivering written notice of termination at least nine (9) months prior to the end of the initial or any additional term, as applicable (collectively, the “Term”).

8. Early Termination

In addition to the early termination rights set forth in Section 21, Appendix II and Section 11 of Appendix IV, if the Completion Date does not occur on or before July 31, 2016, then either party may provide written notice to the other party on or before October 31, 2016 (the “Early Termination Date”) that it is terminating the Agreement, which it may do without liability to any party.. If neither party terminates the Agreement on or before the Early Termination Date, the Agreement will continue in full force and effect.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF

THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED

TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

9. Quantity

Commencing on the Completion Date, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, *** Tons of Ammonia per month (“Expected Quantity”).  Buyer shall not be required to purchase more than *** Tons of Ammonia in any month, except as may be agreed under the following paragraph of this Section 9.

If Seller desires to sell more than the Expected Quantity in any month (“Excess Quantity”), then as soon as reasonably practical, Seller shall provide to Buyer written notice prior to the first day of the expected month of delivery.  Such notice shall include the amount of Excess Quantity and the proposed delivery schedule.  If the parties agree ***, Buyer shall purchase that portion of the Excess Quantity *** in accordance with the terms of this Agreement.  If Buyer does not agree in writing within two (2) business days from receipt of Seller’s written notice of Excess Quantity to purchase all or any portion of the Excess Quantity (such unpurchased portion of the Excess Quantity herein referred to as “Unpurchased Quantity”), Seller shall have the right to sell such Unpurchased Quantity without restrictions in accordance with Section 19, but delivery of the Unpurchased Quantity shall be subject to the maximum pipeline injection rate and any Excess Quantity purchased by Buyer and Buyer’s lifting of Expected Quantity shall have priority over deliveries of Unpurchased Quantity.

10. Quantity Determination

Each party shall have the right to witness the measurement of each delivery of Ammonia under the Agreement. All measuring equipment shall be maintained and calibrated in accordance with manufacturer’s specifications, as well as any applicable industry, legal or regulatory requirements or methods established for the maintenance and calibration of such measurement equipment.

Deliveries by Ammonia Pipeline:

The quantity of Ammonia delivered shall be governed by the reading taken at the meter station at the Delivery Point and the associated monthly meter tickets pursuant to the Ammonia Pipeline tariff.

Deliveries by Truck:

The quantity of Ammonia delivered shall be determined by use of certified scales/meters at Seller's Facility. If the quantity of Ammonia delivered is, in Buyer's reasonable opinion, lower than that which is stated by Seller on the bill of lading, Buyer may, at its option, require that the Ammonia quantity be determined using an independent certified third-party scale service, which quantity determination will be binding upon the parties. The fees of such independent scale service shall be borne by the party whose determination was more incorrect or in error.

11. Specifications	The Ammonia purchased and sold hereunder will meet the following specifications (the “Specifications”):
	Ammonia (NH3)(% by weight):	99.5% minimum
	Moisture (% by weight):	0.2 min – 0.5 max
	Oil:	5 ppm maximum
	Temperature:	Not less than 35 degrees Fahrenheit, nor greater than 85 degrees Fahrenheit
	Inerts:	0.5cc per gram maximum.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF

THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED

TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

12. Quality Determination

Quality of Ammonia shall be provided to Buyer on Seller’s certificate of quality, with the frequency of such analysis to be mutually agreed by the parties.

If any Ammonia does not meet the Specifications, whether Buyer rejects such Ammonia or acted in reliance upon Seller's warranty or the certificate of analysis provided by

Seller, Seller shall bear all reasonable costs, expenses and liabilities associated with or arising out of such non-conforming Ammonia, including removal, delivery, transportation, storage, disposal, cleaning, and any property damage.

Buyer shall have the right before loading and delivery and for a period of 15 days after actual receipt of Ammonia at the Ammonia Pipeline or three (3) days after actual receipt of Ammonia for truck loading, to reject any non-conforming Ammonia and to revoke any acceptance of such Ammonia.

Buyer will use commercially reasonable efforts to assist Seller in minimizing Seller's damages in the event Seller delivers non-conforming or defective Ammonia.

13. Price	Subject to Appendix II, the price for the Expected Quantity delivered to Buyer at the Delivery Point shall be determined according to the following formula: ***
14. Payment Terms

Seller shall electronically submit to Buyer a weekly invoice by Tuesday of every week during the month in an amount equal to the Price per Ton based on the previous Friday’s Price multiplied by the Tons delivered to Buyer during the period from the previous Monday through Sunday based on the meter reading at the Delivery Point.  Buyer shall pay the full amount of each invoice by wire transfer of immediately available funds to such accounts as Seller designates in writing within *** after the invoice date.  If the payment due date is a Saturday, Sunday, or holiday where banks are authorized to be closed, Buyer shall make such payment on the business day next succeeding such due date.  Interest shall be charged on all past due amounts owed by Buyer hereunder at an interest rate equal to the lesser of 12% per annum and the maximum rate permitted by law, from the payment due date until paid in full.  Buyer agrees to accept as originals the electronic copies of invoices from Seller.

15. Forecasts

No later than 45 days prior to the month of delivery of Ammonia, Seller shall notify Buyer in writing of the amount of Expected Quantity that Seller shall make available to Buyer, taking into consideration Seller’s planned outages and planned maintenance.  In addition, Seller shall also provide a non-binding indication of quantity of Ammonia to be sold to Buyer for the subsequent two (2) months.

16. Delivery and Scheduling

All Ammonia purchased by Buyer under the Agreement shall be delivered to Buyer on a FOB (Seller's Facility) basis in approximately equal daily quantities. Ammonia may be delivered to the Ammonia Pipeline or by trucks.  Buyer will be the shipper of record on all Ammonia Pipeline shipments and will be responsible for all pipeline scheduling with the Ammonia Pipeline for deliveries to Buyer.  Buyer shall be responsible for any applicable injection fees, transportation fees, taxes or surcharges applicable to the Ammonia after title has passed to Buyer.  The parties shall work together to determine the most optimal means for arranging any truck shipments.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF

THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED

TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

17. ***

In the event that Buyer fails to take delivery of the Expected Quantity in any month in accordance with the agreed delivery schedule (“Unpurchased Ammonia”), ***.  Notwithstanding anything seemingly to the contrary herein, Seller may sell or otherwise dispose of such Unpurchased Ammonia at Seller’s sole discretion and without restriction.

Notwithstanding the foregoing, Buyer shall not be responsible *** if Buyer's failure described in the preceding paragraph was caused by: (i) Seller’s failure to deliver Ammonia in accordance with the agreed delivery schedule, (ii) Seller's Facility not meeting the operating requirements set forth in Appendix I; (iii) lack of availability of the loading area or loading equipment at the Seller's Facility, including pump injection equipment to the Ammonia Pipeline or the inability of Seller to inject the entire Expected Quantity during the month; (iv) rejection or delay by Seller or its agents or representatives of one or more truck(s) where such truck(s) complied with all material requirements of this Agreement; (v) an event of Force Majeure; (vi) Seller's uncured breach of its obligations under this Agreement; or (vii) the Ammonia does not meet the Specifications.

*** Seller will use commercially reasonable efforts to sell all or a portion of the Unpurchased Ammonia to reduce or eliminate ***.

18. ***

If Seller fails to deliver Ammonia to Buyer in any month in accordance with the agreed delivery schedule and such failure is not (a) requested by Buyer; (b) caused by an event of Force Majeure, or (c) caused by planned maintenance or a planned turnaround, Seller shall ***.  Seller’s liability under this Section 18 is limited to *** for each Contract Year. ***

19. Exclusivity and Other Rights

Buyer shall have the exclusive right to purchase all Ammonia in excess of Seller’s or Seller’s Affiliate’s requirements for its Downstream Facilities; provided and except, that Seller may sell Ammonia (i) to the agricultural market, but only if delivered by truck, (ii) to *** and (iii) that constitutes Unpurchased Quantity.  Seller acknowledges and agrees that, in addition to all other remedies available (at law or otherwise) to Buyer, Buyer shall be entitled to equitable relief (including injunction and specific performance) as a remedy for any breach or threatened breach of any provision of this Section 19, and Buyer shall not be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 19, and Buyer waives any right it may have to require that Buyer obtain, furnish or post any such bond or similar instrument.

20. Title and Risk of Loss

Title to, and risk of loss, damage and contamination of, the Ammonia shall pass to Buyer when the Ammonia passes the Delivery Point.  Ammonia shall be deemed "delivered" at such time as title passes. Prior to passage of title of the Ammonia to Buyer, Seller assumes all risk and liability, and Buyer shall not be liable to Seller for any loss or damage to persons, property or the environment arising out or related to the Ammonia prior to delivery.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF

THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED

TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

21. Force Majeure

The parties will be excused from their respective performances hereunder if performance is prevented or delayed by any acts of God or circumstance beyond the reasonable control of the party seeking excuse from performance, including without limitation, fire, explosion, flood, unusually severe or abnormal weather, riots or other civil disturbances, wars, acts of terrorism, actions of governments, shutdown or curtailment of the natural gas pipeline or Ammonia Pipeline for any reason, compliance with any law or change in law implemented, adopted or promulgated after the date of the Agreement, or strikes, lockouts or other labor difficulties, mechanical equipment failures, or any necessity to not operate, or to reduce operation of, equipment in order to protect the safety of people or to protect the environment for a period extending for more than five (5) consecutive days (“Force Majeure”).

Promptly after a party determines a Force Majeure condition exists, that party will notify the other party in writing of the circumstances and consequences claimed and will use commercially reasonable means to remove the cause(s) in question. For the avoidance of doubt, unavailability of raw materials shall not be deemed a Force Majeure unless such failure is caused by circumstances beyond the reasonable control of Seller's suppliers that would constitute a Force Majeure under the Agreement. In no event shall a change in market conditions, price of raw materials or other financial change be deemed to be a Force Majeure. Neither party will be obligated to settle any demands of, or disputes with, laborers. If such notice is not given within 72 hours after the party claiming a Force Majeure becomes aware of the existence of such Force Majeure condition, the excuse from performance shall only be effective from and after the date of the notice, otherwise the excuse from performance shall be from the date of the occurrence of such Force Majeure.

If quantities of Ammonia are affected by Force Majeure (the “Force Majeure Quantities”), Buyer shall have the option (not the obligation) to extend the Term to allow for the delivery of the Force Majeure Quantities within a reasonable period of time as determined by Buyer or to delete the Force Majeure Quantities from the Agreement, but the Agreement will otherwise continue in full force and effect for the Term.

Notwithstanding anything herein to the contrary, if the Force Majeure lasts for more than 180 consecutive days, then either party, at its option, may terminate the Agreement upon written notice to the other party.

22. Definitions

As used in the Agreement, in addition to the terms defined elsewhere herein, the terms noted on Appendix III, attached hereto and incorporated herein, shall have the meanings set forth on Appendix III.

23. Terms and Conditions

The Terms and Conditions are hereby attached hereto as Appendix IV and incorporated into and made a part of the Agreement by reference as essential terms and conditions. All purchases by Buyer of Ammonia are expressly limited to and conditioned upon acceptance of such Terms and Conditions, regardless of whether Buyer purchases Ammonia through any media or means, including written purchase orders, electronic orders via EDI, acknowledgements, confirmations, or other writings from Seller to Buyer. Unless such provisions are expressly agreed to by Buyer in a writing (including e-mail), any additional or conflicting terms and conditions contained on, attached to or referenced by Seller's order confirmation or otherwise, or other prior or later communication from Seller to Buyer, shall have no effect on the purchase of any such Ammonia by Buyer from Seller and are expressly rejected by Buyer. In the event of a conflict between the specific provisions of this Agreement and the Terms and Conditions, the specific provisions of this Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement by their duly authorized representatives effective as of the Effective Date.

Seller:		Buyer:
EL DORADO CHEMICAL COMPANY		KOCH FERTILIZER, LLC

By:	/s/ Anne O. Rendon	By:	/s/ Dion Mick
Print:	Anne O. Rendon	Print:	Dion Mick
Title:	Vice President	Title:	V.P. – North America Ammonia & Industrial Products
Date:	11/2/15	Date:	11-2-15

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF

THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED

TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

List of Appendices

Appendix I — Seller's Facility Operating Requirements

Appendix II — Index Integrity

Appendix III — Definitions

Appendix IV — Terms and Conditions

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF

THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED

TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

Appendix I

Seller's Facility Operating Requirements

Distribution Facilities. Seller agrees to maintain the following distribution facilities at the Seller’s Facility:

(a) On or before June 30, 2016, Ammonia storage  with the following characteristics:

(i) nominal capacity of *** Tons;

(ii) working capacity of *** Tons;

(iii) low level of *** Tons; and

(iv) high level of *** Tons;

(b) Prior to having the 30,000 Ton storage tank in service, Seller shall have Ammonia storage of *** Tons, with low level of 2,500 Tons;

(c) On or before the Completion Date, injection capacity into the Ammonia Pipeline of *** Tons per hour minimum and *** Tons per hour maximum;

(d) On or before the Completion Date, truck loading capacity of one – two trucks per hour, daylight hours, unless otherwise agreed by the parties.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF

THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED

TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

Appendix II

***

***

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF

THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED

TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

Appendix III

Definitions

Unless otherwise defined in the Agreement, capitalized or other terms used herein shall have the following meanings:

“Affiliate” or “Affiliates” with respect to any specified Person means a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. For this definition, "control" (and its derivatives) means the possession, directly or indirectly, of 25% or more of the equity interest (including shares of capital stock, units, interests or other partnership/limited liability company interests) of a Person, or the power, directly or indirectly, to vote 25% or more of the voting equity interest of a Person.

“Ammonia” means commercial grade anhydrous ammonia meeting the Specifications.

“Ammonia Pipeline” means the anhydrous ammonia pipeline currently owned by NuStar Pipeline Operating Partnership L.P., or any successor thereto.

“business day” means any day other than Saturdays, Sundays and national holidays.

“day” means a calendar day, including Saturdays, Sundays and national holidays.

“Completion Date” means the date Buyer receives written notification from Seller that Seller’s Facility is capable of producing the Expected Quantity.

“Contract Year” means a one year period commencing on the first day of the month immediately following the Completion Date or any anniversary thereof during the Term.  For example, if the Completion Date occurs on May 20, 2016, a Contract Year shall be June 1st to May 31st of the following calendar year.

“Delivery Point” means (a) for deliveries by pipeline, the discharge side of the Ammonia Pipeline’s Ammonia meter located at Seller’s Facility, or (b) for deliveries by truck, the inlet flange of the truck during loading at the Seller’s Facility.

***

“Downstream Facilities” means nitric acid plants and ammonium nitrate plants or other ammonia consuming plants (including urea and UAN plants if constructed) of Seller at Seller’s Facility or of Seller’s Affiliates.

“month” means a calendar month.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, unincorporated organization, business, syndicate, sole proprietorship, association, organization, other entity or governmental body.

“Price” means the price per Ton of Ammonia as set forth in Section 13 or Appendix II, as applicable.

***

“Ton” or “Tons” means a U.S. short ton or 2000 pounds.

Unless the context of the Agreement otherwise requires (i) words of any gender are deemed to include the other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement; (iv) the term “Section” refer to the specified Section of the Agreement; (v) the term “including” and other forms of such term, with respect to any matter or thing, means “including but not limited to” such matter or thing; and (vi) all references to “dollars” or “$” refer to currency of the United States.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF

THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED

TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

Appendix IV

Terms and Conditions

1.  TERMS OF SALE. These Terms and Conditions (“Terms”) shall apply to the Ammonia Purchase and Sale Agreement to which these Terms are attached or referenced (together with these Terms, the “Agreement”.

2.  TAXES AND DUTIES. Buyer shall be responsible for the amount of any applicable sales, use or value added tax imposed on Ammonia as a result of any sale by Buyer hereunder that (a) state or local taxing authorities require Seller to collect from Buyer, and (b) is not subject to an exemption certificate, a direct pay permit or other exemption document. If any sale is so subject to exemption, Buyer shall provide Seller with copies of such documents or other appropriate evidence. Except to the extent described above, Seller shall pay all Taxes which may now or hereafter be imposed on or with respect to the manufacturing or production of the Ammonia. If Buyer is required to pay any Taxes that are Seller's responsibility hereunder, Seller shall reimburse Buyer for such Taxes within 10 days of notice hereunder.

3.  DELIVERIES.  Either party may reject any trucks, transports, containers or storage presented for loading/unloading/transfer or refuse to load/unload, transfer or handle any Ammonia which in either case, in such party's sole opinion, would present an unsafe or potential unsafe situation.

4.  COMPLIANCE WITH LAW. Each party agrees to comply with all applicable laws, treaties, conventions, directives, statutes, ordinances, rules, regulations, orders, writs, judgments, injunctions or decrees of any governmental authority having jurisdiction pertaining to the performance of its obligations under the Agreement.

5.  HAZAR

DOUS/TOXIC SUBSTANCES. Seller warrants to Buyer that: no Ammonia is or will be the product, or by-product, of any hazardous or toxic waste as defined by applicable law; and Seller will supply Buyer on a timely basis with Safety Data Sheets (SDS) for the Ammonia, which SDS will be complete and accurate, including in the disclosing of risks and dangers of the Ammonia and of handling or processing the same.

6.  WARRANTY AND INDEMNIFICATION. (a) Seller warrants that at the time of delivery, (i) the Ammonia shall conform to the Specifications, (ii) Seller will deliver good title to the Ammonia and that the Ammonia shall be delivered free of liens or encumbrances; and (iii) Seller has complied in all respects with all laws applicable to the production, handling, transportation and delivery of the Ammonia. SELLER DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS OF THE AMMONIA FOR A PARTICULAR PURPOSE.

(b) Seller warrants that the production or sale of the Ammonia delivered hereunder will not infringe the claims of any patent or proprietary or intellectual property of any third-party (a “Third-Party Intellectual Property Right”). Seller shall indemnify, defend, and hold Buyer (and its Affiliates and its and their respective officers, directors, employees and representatives) harmless from and against any and all claims, liabilities or losses arising from or in connection with any claim that the Ammonia or the sale of Ammonia infringes or violates any Third-Party Intellectual Property Right.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF

THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED

TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

7.  LIMITATIONS. Notwithstanding anything to the contrary in this Agreement or applicable law, in no event will either party be liable to the other party for any lost or prospective profits, indirect, incidental, consequential, special, exemplary or punitive damages, including, without limitation, lost earnings, lost profits or business interruption, under any claim, whether based upon a party's negligence, breach of warranty, strict liability, in tort or any other cause of action.

8.  GOVERNING LAW AND VENUE FOR DISPUTES.  The validity, performance, construction, and effect and all matters arising out of or relating to the Agreement shall be interpreted in accordance with the laws of the State of New York (U.S.A.), without regard to its conflicts of law rules. The United Nations Convention on Contracts for the International Sale of Goods or any subsequently enacted treaty or convention shall not apply or govern the Agreement or the performance thereof or any aspect of any dispute arising therefrom. Any action or proceeding between Buyer and Seller relating to the Agreement shall be commenced and maintained exclusively in the state or federal courts in the state of Delaware (U.S.A.), and Seller submits itself unconditionally and irrevocably to the personal jurisdiction of such courts. BUYER AND SELLER EACH WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION, CLAIM OR PROCEEDING RELATING TO THE AGREEMENT.

9.  SUCCESSOR AND ASSIGNS. The Agreement binds and inures to the benefit of Buyer and Seller and their respective successors and assigns expressly permitted by the Agreement. Neither party may assign any interest in, nor delegate any obligation under the Agreement, by operation of law or otherwise, without the other party's prior written consent. Upon any such permitted assignment, however, the assigning party shall not be relieved of any liability under the Agreement. Any assignment or attempted assignment in contravention of the foregoing shall be null and void, and shall be considered a breach of the Agreement.

10.  AMENDMENT.  Neither party shall claim any amendment, modification or release of any provisions hereof unless the same is in writing and such writing: (i) specifically refers to the Agreement; (ii) specifically identifies the term amended; and (iii) is signed by duly authorized representatives of Seller and Buyer. No salesperson is authorized to bind either party.

11.  DEFAULT, LIABILITY AND TERMINATION. Upon the occurrence of any of the following events, (i) the failure of any party to perform any of its other obligations under the Agreement and such failure is not excused or cured within 30 days after receipt of written notice from the other party, or (ii) upon the occurrence of a Bankruptcy Event (as defined below), then the non-defaulting or non-bankrupt party, in its discretion and upon written notice to the other party (provided no notice shall be required in the event of a Bankruptcy Event), may do any one or more of the following in addition to any other right or remedy it may have in the Agreement or under law or in equity: (a) suspend performance under the Agreement; (b) terminate the Agreement, whereby any and all obligations of the defaulting or bankrupt party, including payments or deliveries due, will, at the option of the terminating party, become immediately due and payable or deliverable, as applicable; and/or (c) Set-off against any amount that the terminating party owes to the defaulting or bankrupt party under the Agreement, in each case subject to Section 7 of these Terms. “Bankruptcy Event” means the occurrence of any of the following events with respect a party: (i) filing of a petition or otherwise commencing, authorizing or acquiescesing in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar law; (ii) making of an assignment or any general arrangement for the benefit of creditors; (iii) having a bankruptcy petition filed against it and such petition is not withdrawn or dismissed within 30 days after such filing; (iv) otherwise becoming bankrupt or insolvent (however evidenced); (v) having a liquidator, administrator, custodian, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets; or (vi) being generally unable to pay its debts as they fall due.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF

THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED

TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

12.  CONFIDENTIALITY. Except as may be agreed to in writing on a case by case basis or as may be necessary to perform its obligations herein, during the Term and for a period of one (1) year thereafter, both parties shall maintain in confidence the terms of the Agreement and all information concerning costs and price to be disclosed in connection with the other's performance under the Agreement. Such information shall be disclosed to no one other than (i) Affiliates, employees and representatives who need to know the same in connection with performance under the Agreement, and who are advised of the confidential nature of such information, or (ii) when disclosure is required by law. The obligations under Section 12 of each party, as recipient, shall not apply to such information that (a) was or is in the public domain through no fault of such recipient, (b) was rightfully in recipient's possession free of any obligation of confidence, (c) was developed by recipient independently of and without reference to any confidential information communicated to such recipient by discloser, or (d) was communicated by the discloser to an unaffiliated third-party free of any obligation of confidence.

13.  PUBLIC ANNOUNCEMENTS. Neither party shall issue any press release or public announcement concerning the Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the judgment of Buyer or Seller, disclosure is otherwise required by law, provided that, even in such circumstances, the party intending to make such release shall use commercially reasonable efforts consistent with such law to consult with the other party with respect to the text thereof.

14.  INDEPENDENT CONTRACTORS. Buyer and Seller are independent contractors only and are not partners, master/servant, principal/agent or involved herein as parties to any other similar legal relationship with respect to the transactions contemplated under the Agreement or otherwise; and no fiduciary relationship, nor any other relationship imposing vicarious liability shall exist between the Parties under the Agreement or otherwise at law.

15.  NOTICES. Any notice given under the terms of the Agreement shall be in writing and shall be either delivered by hand; mailed by first class, registered, or certified mail with return receipt requested and postage prepaid; or sent by facsimile transmission; or sent prepaid by overnight courier, to the address specified in Section 3 and 5 of the Agreement or otherwise specified in a notice delivered by a party under this Section 15; provided that, any agreement around Excess Quantity or forecasts and scheduling may be provided via e-mail to personnel designated by the receiving party. Notice shall be deemed received upon delivery personally or by fax on a business day of the recipient with a notice of receipt or within seven (7) days if mailed by registered or certified mail, return receipt requested.

16.  SURVIVABILITY. The Agreement, and all covenants, promises, agreements, conditions, warranties, representations and understandings contained in this Agreement shall survive the termination or expiration of the Term for purposes of enforcement of rights occurring prior to such termination or expiration.

17.  SET-OFF. Each party reserves the right, at any time, to Set-off against any amount that the other party owes to such party under this Agreement. The party invoking the Set-off shall provide written notice to the other party prior to doing so. “Set-off” means set-off, offset, combination of accounts, netting of dollar amounts of monetary obligations, right of retention or withholding or similar right to which such party is entitled; provided, that it arises under this Agreement.

18.  MISCELLANEOUS. These Terms supersede any terms and conditions of previous dates, and if there is a conflict between these Terms and the specific provisions contained in the Agreement, the specific provisions contained in the Agreement shall control. Capitalized terms not defined herein shall have the meanings set forth in the Agreement. The captions and section headings set forth in the Agreement are for convenience only and shall not be used in defining or construction any of the terms and conditions of the Agreement. Waiver by either party of any

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF

THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED

TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

breach of the terms and conditions contained in the Agreement will not be construed as a waiver of any other or continuing breach. Except where specifically noted in this Agreement, any right or remedy specified in the Agreement shall be in addition to, and not exclusive of, any other right or remedy of under contract, law or equity. The invalidity or unenforceability of any provision of the Agreement shall not affect the validity or enforceability of its other provisions. The Agreement is solely for the benefit of Buyer and Seller and shall not be deemed to confer upon or give to any third-party any right, claim, cause of action or interest herein. Nothing in the Agreement shall be construed against either party as the alleged drafter thereof. No course of dealing, course of performance, or usage of trade shall be considered in the interpretation or enforcement of the Agreement. The Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.